1 WBD (US) 57014912v2 FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT THIS FIRST AMENDMENT (this “Amendment”) made as of July 11, 2022 (the “Amendment Effective Date”) amends that certain Asset Purchase Agreement dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”) entered into by and between (A) Denny’s Corporation, a Delaware corporation (“Parent”); and such entity or its permitted assigns (as applicable) is each, a “Purchaser” and together, the applicable entities are the “Purchasers”) and (B) K2 Restaurants, Inc., a Florida corporation, Keke’s Butler North LLC, a Florida limited liability company, Keke’s Cortez Inc., a Florida corporation, Keke’s Durbin Park LLC, a Florida limited liability company, Keke’s Lakewood Ranch, Inc., a Florida corporation, Keke’s Largo LLC, a Florida limited liability company, Keke’s Strand LLC, a Florida limited liability company, Keke’s West Tennessee Street LLC, a Florida limited liability company, Marketplace Breakfast, Inc., a Florida corporation (each, a “Seller” and collectively, “Sellers”), and Keith Mahen and Kevin Mahen, individual residents of the State of Florida (“Principals”). All capitalized terms herein not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. WITNESSETH: WHEREAS, the Parties desire to amend certain provisions of the Purchase Agreement pursuant to Section 11.3 of the Purchase Agreement; and WHEREAS, pursuant to Section 11.7 of the Purchase Agreement, Parent desires to assign its rights, interests and obligations under the Purchase Agreement to Keke’s, Inc., a Florida corporation wholly-owned by Parent (“Sub 1”), and Keke’s Franchise Organization, LLC, a Delaware limited liability company indirectly wholly-owned by Parent (“Sub 2”), as further set forth herein. NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Drop Dead Date. The Purchase Agreement is hereby amended such that the term “Drop Dead Date” (which is used in Sections 10.1(b)(ii) and 10.1(c)(ii) of the Purchase Agreement) shall refer to July 27, 2022 (following the close of business). 2. Assignment and Assumption. Parent hereby assigns, grants, conveys and transfers all of its right, title and interest in and to the Purchase Agreement (as amended by this Amendment) to Sub 1 and Sub 2; and Sub 1 and Sub 2 hereby accept such assignment and assume all of Parent’s duties, liabilities and obligations under the Purchase Agreement (as amended by this Amendment). As a result of such assignment and assumption, each of Sub 1 and Sub 2 is a party to the Purchase Agreement (as amended by this Amendment) as a “Purchaser.” It is the intention of the Parties that Sub 1 will acquire the Restaurant Assets and Sub 2 will acquire the Franchising Assets. This Amendment shall not release the Parent as to any obligations as set forth in the Agreement, specifically including (but not limited to) the indemnification obligations contained therein. 3. Indemnification by Purchasers. Purchasers hereby confirm that the obligation to the Seller Indemnified Parties pursuant to Section 9.3(d) of the Purchase Agreement includes Losses arising out of any personal guaranty by Principals of leases covering the Leased Real Property to the extent that such Losses arise from and after the Closing; provided, that Purchasers shall have no such obligation to the extent related to a Liability expressly covered by the Seller Parties’ indemnification obligations under Section 9.2 of the Purchase Agreement; and provided further, that Purchasers shall have no such obligation

2 WBD (US) 57014912v2 with respect to Losses that result solely from a Seller Indemnified Party’s willful misconduct. 4. General Provisions. a. This Amendment shall modify and amend the Purchase Agreement to the extent, and only to the extent, expressly set forth herein (it being the intent of the Parties that all of the terms and provisions of the Purchase Agreement that are not expressly amended, modified, waived or replaced hereunder shall be unaltered and shall remain in full force and effect and that the execution, delivery and performance of this Amendment shall not operate as a waiver of or consent to any past, present or future breach of any provision of the Purchase Agreement). From and after the Amendment Effective Date: (i) all references in the Purchase Agreement to “this Agreement,” “herein,” “hereunder,” and words of like import shall mean and refer to the Purchase Agreement as amended hereby; and (ii) any reference to the Purchase Agreement in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Purchase Agreement as amended hereby. b. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the Laws of another jurisdiction. c. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. d. The Parties agree to execute any and all documents and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Amendment and the transactions contemplated by this Amendment. e. No provision of this Amendment may be amended or waived other than in accordance with the provisions of the Purchase Agreement (as amended by this Amendment). [signature pages follow]

First Amendment to Asset Purchase Agreement IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the Amendment Effective Date. SELLERS K2 RESTAURANTS, INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President KEKE’S BUTLER NORTH LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S CORTEZ INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President KEKE’S DURBAN PARK LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S LAKEWOOD RANCH INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President KEKE’S LARGO LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S STRAND LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S WEST TENNESSEE STREET LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S MARKETPLACE BREAKFAST, INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President PRINCIPALS /s/ Keith Mahen KEITH MAHEN /s/ Kevin Mahen KEVIN MAHEN

First Amendment to Asset Purchase Agreement PURCHASERS DENNY’S CORPORATION By: /s/ Gail Sharp Myers Name: Gail Sharp Myers Title: Executive Vice President, Chief Legal Officer, Chief People Officer, and Secretary KEKE’S, INC. By: /s/ Gail Sharp Myers Name: Gail Sharp Myers Title: Executive Vice President, Chief Legal Officer, Chief People Officer, and Secretary KEKE’S FRANCHISE ORGANIZATION, LLC By: /s/ Gail Sharp Myers Name: Gail Sharp Myers Title: Executive Vice President, Chief Legal Officer, Chief People Officer, and Secretary